                          GENUARDI SUPER MARKETS, INC.

                             RETIREMENT SAVINGS PLAN

                              Effective May 1, 1994

                                TABLE OF CONTENTS


Section                                                               Page
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
ARTICLE 1 - INTRODUCTION ........................................       1

ARTICLE 2 - DEFINITIONS .........................................       2

ARTICLE 3 - PARTICIPATION AND SERVICE ...........................      13
3.1 Eligibility to Participate ..................................      13
3.2 Commencement of Employee Contributions ......................      13
3.3 Cessation of Active Participation ...........................      14
3.4 Participation upon Reemployment .............................      14
3.5 Change of Status ............................................      15
3.6 Change in Status From Ineligible Class of Employees .........      15

ARTICLE 4 - CONTRIBUTIONS .......................................      16
4.1 Employer Contributions ......................................      16
4.2 Conditions of Employee Contributions ........................      18
4.3 Remittance of Contributions .................................      19
4.4 Conditions on Employer Contributions ........................      19
4.5 Limitations on Employee Contributions .......................      20
4.6 Limitations on Employer Matching Contributions ..............      23
4.7 Income Attributable to Excess Aggregate Contributions
    and Excess Aggregate Deferrals ..............................      26
4.8 Combination Test for Employee Contributions and Employer
    Matching Contributions ......................................      27
4.9 Rollovers ...................................................      28

ARTICLE 5 - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS ...............      29
5.1 Individual Accounts .........................................      29
5.2 Account Adjustments .........................................      29
5.3 Maximum Additions ...........................................      30
5.4 No Rights Created by Allocation .............................      33

ARTICLE 6 - VESTING .............................................      34
6.1 Vesting .....................................................      34
6.2 Additional Vesting ..........................................      34
6.3 Forfeitures .................................................      34
6.4 One Year Breaks in Service for Vesting Purposes .............      36

Section                                                               Page
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
ARTICLE 7 - DETERMINATION AND DISTRIBUTION OF BENEFITS ..........      37
7.1  Determination of Benefits Upon Retirement ..................      37
7.2  Determination of Benefits Upon Death .......................      37
7.3  Determination of Benefits Upon Disability ..................      38
7.4  Determination of Benefits Upon Termination .................      38
7.5  Mode of Payment of Benefits ................................      38
7.6  Designation of Beneficiary .................................      38
7.7  Information Required from Beneficiary ......................      39
7.8  Required Distributions .....................................      39
7.9  Withholding of Income Tax ..................................      41
7.10 Direct Rollover ............................................      43

ARTICLE 8 - WITHDRAWALS .........................................      45
8.1  Permissible Withdrawals ....................................      45
8.2  Rules Governing Hardship Withdrawals .......................      45
8.3  Procedures Governing Withdrawals Generally .................      47

ARTICLE 9 - LOANS ...............................................      48
9.1  General Rule ...............................................      48
9.2  Amount of Loan .............................................      48
9.3  Separate Loan Account ......................................      49
9.4  Default on Loan ............................................      49
9.5  Loan to Party-in-Interest ..................................      50

ARTICLE 10 - TRUST FUND AND INVESTMENT CHOICES ..................      51
10.1  Exclusive Benefit of Employees and Beneficiaries ..........      51
10.2  Investment Directions by Participants .....................      51

ARTICLE 11 - ADMINISTRATION .....................................      53
11.1  Duties and Responsibilities of Fiduciaries ................      53
11.2  Trust Administration ......................................      53
11.3  Administration of the Plan ................................      55
11.4  Claims Procedure ..........................................      56
11.5  Records and Reports .......................................      57
11.6  Other Powers and Duties of the Plan Administrator .........      58
11.7  Authorization of Benefit Payments .........................      59
11.8  Application and Forms for Benefits ........................      59
11.9  Facility of Payment .......................................      59
11.10 Indemnification ...........................................      60

Section                                                               Page
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
ARTICLE 12 - MISCELLANEOUS ......................................      61
12.1 Nonguarantee of Employment .................................      61
12.2 Rights to Trust Assets .....................................      61
12.3 Nonalienation of Benefits ..................................      61
12.4 Discontinuance of Employer Contributions ...................      62
12.5 Merger or Consolidation of Corporations ....................      62
12.6 Inability to Locate Payee ..................................      62
12.7 Governing Law ..............................................      62
12.8 Construction ...............................................      62

ARTICLE 13 - AMENDMENTS AND ACTION BY EMPLOYER ..................      63
13.1 Amendments Generally .......................................      63
13.2 Amendments to Vesting Schedule .............................      63

ARTICLE 14 - SUCCESSOR EMPLOYER AND MERGER
             OR CONSOLIDATION OF PLANS ..........................      64
14.1 Successor Employer .........................................      64
14.2 Plan Assets ................................................      64

ARTICLE 15 - PLAN TERMINATION ...................................      65
15.1 Right to Terminate .........................................      65
15.2 Liquidation of the Trust Fund ..............................      65
15.3 Manner of Distribution .....................................      65

ARTICLE 16 - DETERMINATION OF TOP-HEAVY STATUS ..................      66
16.1 General ....................................................      66
16.2 Top-Heavy Plan .............................................      66
16.3 Super Top-Heavy Plan .......................................      67
16.4 Cumulative Accrued Benefits and Cumulative Account .........      67
16.5 Definitions ................................................      67
16.6 Minimum Contributions ......................................      68
16.7 Defined Benefit and Defined Contribution Plan Fractions ....      69

                          GENUARDI SUPER MARKETS, INC.
                             RETIREMENT SAVINGS PLAN

                                    ARTICLE 1
                                  INTRODUCTION

        Genuardi Super Markets, Inc. (the "Employer") has established the Genuardi Super Markets, Inc. Retirement Savings Plan (the "Plan") in order to provide a program where eligible employees of the Employer may make tax-deferred contributions through a salary reduction arrangement in accordance with Section 401(k) of the Code thereby increasing the employees' financial security at retirement.

        The Plan, and the Trust forming a part of the Plan, shall at all times be established and maintained (1) as an employee benefit program which is in full compliance with ERISA and (2) a qualified profit-sharing plan under the terms of Sections 401 and 501 of the Code.

        The Plan shall be administered by the Plan Administrator in accordance with the terms of the Plan for the exclusive benefit of the Participants and their beneficiaries.

        The Trust forming a part of the Plan shall receive and invest all contributions to the Plan by Participants and the Employer. All assets acquired by the Trust as the result of contributions, income and other additions to the Trust shall be held by the Trustee for the exclusive benefit of Participants and their beneficiaries in accordance with the Trust Agreement.

                                    ARTICLE 2
                                   DEFINITIONS

Definitions. The following initially capitalized words and phrases, when used in this Plan, shall have the following meanings:

2.1 Account means the recordkeeping entry or account maintained for a Participant to record the Participant's share of the Employer contributions, and the contributions made by the Participant, including rollover contributions, if any, and adjustments relating thereto. A Participant's Account shall be the aggregate of his Employee Contribution Account, his Employer Matching Contribution Account, his Employer Discretionary Contribution Account, and his Rollover Contribution Account, all established under Article 4. Unless specified otherwise, the net value of such Account shall be determined as of the Valuation Date coincident with or next following any distribution from the Plan.

2.2 Affiliate means any corporation which is deemed to be a member of a controlled group of corporations of which the Employer is a member, determined in accordance with the provisions of Code Section 414(b), or any trade or business deemed to be under common control with the Employer, determined in accordance with the provisions of Code Section 414(c), any organization which is deemed to be a member of an affiliated service group, determined in accordance with the provisions of Code
        Section 414(m), or any other corporation or trade or business which must be aggregated with the Employer, in accordance with the regulations under Code Section 414(o).

2.3 Beneficiary means the person or persons designated by a Participant, pursuant to the provisions of Section 7.6 of this Plan, to receive distributions of such Participant's Account upon his death.

2.4 Benefits Information Line means the automated voice response system, chosen by the Plan Administrator, which Participants utilize to, among other things, enroll in the Plan, initiate and change the investment of their Accounts in the Investment Funds and initiate a Plan loan or hardship withdrawal.

2.5 Board of Directors or Board means the present or succeeding Board of Directors of the Employer, or if authority is delegated by the Board, the Executive Committee or another standing Committee of the Board.

2.6 Calendar Quarter means the period of three calendar months ending on March 31, June 30, September 30 or December 31, where appropriate.

2.7 Code means the Internal Revenue Code of 1986, as amended from time to time, and includes any regulations promulgated thereunder.

2.8     Compensation means the following:

        (a) For Employer Contributions under Section 4.1 of this Plan, Compensation means, with respect to a Participant, wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation paid to the Participant by the Employer (during the course of the Employer's trade or business) during a Plan Year for services rendered by him as an Employee for which the Employer is required to furnish him a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) which limit the remuneration included in wages based upon the nature or location of the employment or the services performed, but increased by any amounts contributed on his behalf by the Employer through salary reduction elections pursuant to Code Sections 125 or 401(k), but excluding any reimbursements or expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

                Notwithstanding the preceding sentence, for purposes of the definition of Highly Compensated Employee under Section 2.29, the Actual Deferral Percentage test under Section 4.5 and the Actual Contribution Percentage test under Section 4.6, a Participant's Compensation shall mean wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation paid to the Participant by the Employer or Affiliate (during the course of the Employer's or Affiliate's trade or business) during a Plan Year for services rendered by him as an Employee for which the Employer or Affiliate is required to furnish him a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) which limit the remuneration included in wages based upon the nature or location of the employment or the services performed, but increased by any amounts contributed on his behalf by the Employer through salary reduction elections pursuant to Code Sections 125 or 401(k). For purposes of the preceding sentence, the term "Affiliate" shall be defined as in Section 2.2, but such definition shall be modified in accordance with Section 415(h) of the Code.

        (b) The Compensation for each Participant taken into account under subsection (a) above shall not exceed $150,000, as adjusted by the Secretary of the Treasury or his designate at the same time and in the same manner as under Section 401(a)(17)(B) of the Code. In determining the Compensation of a Participant for this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

2.9     Determination Date shall mean the last day of the preceding Plan Year.

2.10 Disability or Disabled means a physical or mental condition, or both, of a Participant resulting from a bodily injury, disease, or mental disorder that renders the Participant totally and permanently incapable of engaging in any occupation or employment for remuneration or profit for a period of at least six consecutive months following the Participant's last day of active employment. The determination as to whether a Participant is Disabled shall be made by the Plan Administrator on medical evidence furnished by a licensed physician approved by the Plan Administrator.

2.11 Early Retirement means a termination of employment with the Employer on or after an Early Retirement Date.

2.12 Early Retirement Date means the first day of the month coincident with or next following the date on which a Participant attains age 55 and completes 5 Years of Service, if such date is earlier than such Participant's Normal Retirement Date.

2.13    Effective Date means May 1, 1994.

2.14 Eligible Employee means any Employee who has satisfied the requirements of Section 3.1. Notwithstanding the foregoing, the term shall not include leased employees as defined under Section 414(n) of the Code, or Employees whose terms and conditions of employment are not covered by a collective bargaining agreement unless the collective bargaining agreement provides for participation in this Plan.

2.15 Eligible Retirement Plan means (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code Section 403(a), which is specified by the distributee in such form and at such time as the Trustee may prescribe.

2.16 Employee means an individual who is employed by the Employer. "Employee" shall include leased employees as defined under Section 414(n) of the Code.

2.17 Employee Contributions means the amounts contributed to the Plan on behalf of a Participant by the Employer through salary reduction elections pursuant to Section 4.1(a)(i).

2.18 Employee Contribution Account means the account maintained for a Participant to record a Participant's Employee Contributions and adjustments relating thereto.

2.19 Employer means Genuardi Super Markets, Inc. The term "Employer" shall also include any corporation or other entity which acquires substantially all of the business assets of the Employer and within a reasonable time thereafter, as of the date of acquisition, agrees to be bound by the Plan and to assume the Trust.

2.20 Employer Contributions means the amounts contributed by the Employer pursuant to Section 4.1(b) and shall consist of the following:

        (a)     Employer Matching Contributions, and

        (b)     Employer Discretionary Contributions.

2.21 Employer Discretionary Contribution Account means the account maintained for a Participant to record his share of the Employer Discretionary Contributions under Section 4.1(b)(ii) and adjustments relating thereto.

2.22 Employer Discretionary Contributions means the contributions made by the Employer allocated to a Participant's Account in accordance with Section 4.1(b)(ii).

2.23 Employer Matching Contribution Account means the account maintained for a Participant to record his share of Employer Matching Contributions under Section 4.1(b)(i) and adjustments relating thereto.

2.24 Employer Matching Contributions means the contributions made by the Employer pursuant to Section 4.1(b)(i).

2.25 Employment Commencement Date means the date on which an Employee first earns an Hour of Service with the Employer.

2.26    Entry Date means January 1, April 1, July 1 or October 1.

2.27 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

2.28 Fund or Trust Fund means all property held by the Trustee for purposes of the Plan.

2.29    Highly Compensated Employee:

        (a) Highly Compensated Employee means an Employee who performs service during the determination year and is described in one or more of the following groups:

                (i)     An Employee who is a 5% owner, as defined in Code
                        Section 416(i)(1)(A)(iii), at any time during the determination year or the look-back year.

                (ii) An Employee who receives compensation in excess of $75,000 (indexed in accordance with Code Section 415(d)) during the look-back year.

                (iii) An Employee who receives compensation in excess of $50,000 (indexed in accordance with Code Section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year.

                (iv) An Employee who is an officer, within the meaning of Code Section 416(i), during the look-back year and who receives compensation in the look-back year greater than 50% of the dollar limitation in effect under Code
                        Section 415(b)(1)(A) for the calendar year in which the look-back year begins.

                (v)     An Employee who is both described in paragraph (ii),
                        (iii), or (iv) above when these paragraphs are modified to substitute the determination year for the look-back year and one of the 100 Employees who receive the most compensation from the Employer during the determination year.

        (b) For purposes of the definition of Highly Compensated Employee, the following definitions and rules shall apply:

                (i) The determination year is the Plan Year for which the determination of who is highly compensated is being made.

                (ii) The look-back year is the 12 month period immediately preceding the determination year. Notwithstanding the preceding sentence, in accordance with Reg. Sec. 1.414(q)-1T, Q&A-14(b) the Employer may, with respect to any determination year, elect to make the look-back year calculation on the basis of the calendar year ending with or within the determination year (or in the case of a determination year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year). In such case, the Employer shall make the determination-year calculation on the basis of the period, if any, by which the applicable determination year extends beyond the calendar year.

                (iii) The top-paid group consists of the top 20% of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code Section 414(q)(8) and Treas. Reg. 1.414(q)-IT Q&A 9(b) are excluded.

                (iv) The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees) excluding those employees who may be excluded in determining the top-paid group.

                (v) When no officer has compensation in excess of 50% of the Code Section 415 (b)(1)(A) limit, the highest paid officer is treated as highly compensated.

        (c) "Compensation" for purposes of this Section 2.28 means "Compensation" as defined in the second paragraph of Section 2.8(a).

        (d)     Employers aggregated under Code Sections 414 (b), (c), (m), or
                (o) are treated as a single employer.

        (e) A Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated employees is subject to the family aggregation rules of Code Section 414(q)(6). "Family member" for this purpose shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any employee or former employee.

2.30    Hours of Service means:

        (i) Performance of Duties. Each hour for which an Employee is paid, or entitled to payment, for performance of duties for the Employer or an Affiliate.

        (ii) Nonworking Paid Time. Each hour for which an Employee is paid, or entitled to payment, by the Employer or Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided that (a) no more than 501 Hours of Service will be credited under this paragraph (ii) or under paragraph (iii) below to an Employee on account of any single continuous period during which an Employee performs no duties (whether or not such period occurs in a single Plan Year), and
                (b) payment shall not be deemed to be made by the Employer or Affiliate if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or if such payment is solely in the nature of reimbursement to the Employee for medical or medically-related expenses; and

        (iii) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Affiliate, provided that the same Hours of Service shall not be credited under paragraph (i) or (ii) and under this paragraph (iii).

        (iv) Maternity and Paternity Leave. Solely for purposes of determining whether a One Year Break in Service has occurred, each hour for which an Employee is absent from employment by reason of (1) pregnancy of the Employee, (2) birth of a child of the Employee, (3) placement of a child with the Employee in connection with the adoption of the child by the Employee, (4) caring for the child during the period immediately following the birth or placement for adoption. During the period of absence, the Employee shall be credited with the number of hours that would be generally credited but for such absence or if the general number of work hours is unknown, eight hours of service for each normal workday during the leave (whether or not approved). These hours shall be credited to the computation period in which the leave of absence commences or in the following computation period if crediting of such hours is required to prevent the occurrence of a One Year Break in Service. Hours of Service credited under this paragraph (iv) shall not be credited for purposes of sharing in Employer contributions pursuant to Section 4.1(b).

        (v) Leaves of Absence. Employees on any absence authorized by the Employer under its standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of authorized absence and provided further that the Employee returns to work within the period of authorized absence, shall be credited with Hours of Service as required by applicable law. Moreover, Employees on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by applicable law. In addition, Employees on assignment by the Employer to temporary employment with an Affiliate after the Effective Date shall be credited with Hours of Service completed during said temporary employment.

        (vi) Equivalencies. In lieu of determining the actual number of Hours of Service to which an Employee is entitled, the Plan Administrator shall credit each Employee with 45 Hours of Service for each week for which he would be credited with at least one Hour of Service pursuant to Sections 2.30(i) through
                (v).

        (vii) Miscellaneous. Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

2.31 Income means the net gain or loss of each Investment Fund maintained under the Plan or the Trust Fund, where appropriate, from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from any Investment Fund or the Trust Fund. In determining Income for any period, assets shall be valued on the basis of their fair market value. In addition, the dividends, interest and other distributions received by the Trustee with respect to any Investment Fund shall be reinvested in the Investment Fund from which such distributions were received, unless otherwise specified in the description or procedures relevant to such Investment Fund.

2.32 Investment Fund(s) means the separate fund or funds in which all contributions to the Plan are invested in accordance with Article 10, as selected by the Employer from time to time.

2.33    Limitation Year means the Plan Year.

2.34 Normal Retirement Date means, with respect to a Participant, the first day of the month coinciding with or next preceding the later of the date on which the Participant attains age 65 or the fifth anniversary of the date the Participant commenced participation in the Plan.

2.35 One Year Break in Service or Break in Service means a Plan Year during which an Employee has not completed at least 500 Hours of Service with the Employer.

2.36 Participant means an Employee participating in the Plan in accordance with the provisions of Section 3.2.

2.37 Plan means the Genuardi Super Markets, Inc. Retirement Savings Plan as herein set forth, and as may be amended from time to time.

2.38    Plan Administrator means Genuardi Super Markets, Inc.

2.39 Plan Year means a twelve (12) month period commencing on January 1 and ending on December 31. The initial Plan Year commences on the Effective Date and ends on December 31, 1994.

2.40 Rollover Contribution Account means the account maintained for a Participant to record the amounts he has rolled over to the Plan pursuant to Section 4.9.

2.41 Spouse (Surviving Spouse) means the lawful spouse or surviving spouse of a Participant; provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

2.42 Trust (or Trust Fund) means the fund known as the "Genuardi Super Markets, Inc. Retirement Savings Plan Trust" maintained by the Trustee in accordance with the terms of the Trust Agreement, as amended from time to time, which constitutes a part of this Plan.

2.43 Trust Agreement means the agreement by the Employer and the Trustee pursuant to which the assets of the Plan are held and managed by the Trustee.

2.44 Trustee means the Meridian Trust Company acting as such under a Trust Agreement, including any successor or successors.

2.45 Valuation Date means the March 31, June 30, September 30 and December 31 of each Plan Year, and any other date on which an Investment Fund is valued and income allocated thereunder.

2.46 Year of Service means each calendar year in which an Employee completes not less than 1,000 Hours of Service with the Employer.

                                    ARTICLE 3
                            PARTICIPATION AND SERVICE

3.1     Eligibility to Participate,

        (a) Each Eligible Employee who, prior to the Effective Date, has attained age 21 and has completed at least 1,000 Hours of Service during the 12-month period beginning on January 1, 1993 or his Employment Commencement Date, if later, shall become a Participant as of the Effective Date.

        (b) Each other Employee shall become a Participant on the Entry Date coinciding with or next following the later of (i) and (ii) below:

                (i)     his attainment of age 21; and

                (ii) his completion of a 12-month period beginning on January 1, 1993 or his Employment Commencement Date, if later during which he completes at least 1,000 Hours of Service. If a Participant does not complete at least 1,000 Hours of Service during such time period, the date on which he completes at least 1,000 Hours of Service during any Plan Year thereafter.

3.2 Commencement of Employee Contributions. An Eligible Employee may commence making Employee Contributions under the Plan as of the Entry Date on which he commences participation in the Plan, or as of any Entry Date thereafter, provided that he remains employed by the Employer. An Eligible Employee desiring to make such Employee Contributions shall, subject to such rules as the Plan Administrator in its discretion may impose, utilize the Benefits Information Line to specify such Entry Date and the percentage of his Compensation which he wishes the Employer to contribute on his behalf under the Plan and authorize a corresponding reduction from his Compensation effective as of the first applicable pay period following such Entry Date. A Participant who declines to make Employee Contributions shall nevertheless be eligible to receive allocations of Employer Discretionary Contributions, subject to the provisions of Section 4.1(b)(ii).

3.3 Cessation of Active Participation. A Participant shall cease being entitled to make Employee Contributions, and to receive Employer Contributions described in Section 4.1(b), upon the first to occur of
        (a) the date his employment with the Employer terminates for any reason;
        (b) the date on which his employment with the Employer becomes governed by a collective bargaining agreement which does not provide for participation in this Plan; or (c) the date on which he becomes a "leased employee," as defined in Code Section 414(n).

3.4 Participation upon Reemployment. Upon the reemployment of any Eligible Employee, who had previously been employed by the Employer, the following rules shall apply in determining that Eligible Employee's participation in the Plan:

        (a) Employment of Former Participant. A reemployed Eligible Employee who was a Participant in the Plan during his prior period of employment shall be entitled to resume participation in the Plan on the Entry Date coincident with or next following the date of his reemployment.

        (b) Reemployment of Eligible Employee Not Previously A Participant. A reemployed Eligible Employee who was not a Participant in the Plan during his prior period of employment must meet the requirements of Section 3.1 for active participation in the Plan as if he were a new Eligible Employee.

3.5 Change of Status. A Participant's status as such under the Plan shall be modified upon and after the earliest of (i) in the case of a Participant whose employment was not covered by a collective bargaining agreement at the time the Participant became such, the date as of which the Participant's employment becomes covered by a collective bargaining agreement that does not provide such individual with rights to participate in this Plan; or (ii) the date as of which the Participant becomes a "leased employee" as defined in Section 414(n) of the Code.

        Upon and after the occurrence of one of the above events, the Participant shall share in Employer Contributions only to the extent of his Compensation up to the time such change in status occurs and shall not thereafter, unless he again ceases to be covered by a collective bargaining agreement that does not provide for participation in this Plan or ceases to be a "leased employee" as defined in Section 414(n) of the Code, and becomes eligible under the terms of the Plan to share in such allocations. Nonetheless, such Participant's Account shall continue to share in Income allocations pursuant to Section 5.2(a), after the occurrence of any of the above events.

3.6 Change in Status From Ineligible Class of Employees. In the event an Employee who is not an Eligible Employee in this Plan becomes an Eligible Employee, such Employee will participate in the Plan on the Entry Date coincident with or next following the later of the date of such change in status or the date as of which such Eligible Employee has satisfied the eligibility requirements set forth in Section 3.1. In the event of change in status to an eligible class, the Eligible Employee shall share in Employer contributions only to the extent of his Compensation as of the Entry Date coincident with or next following the date of transfer or such change in status occurs.

                                    ARTICLE 4
                                  CONTRIBUTIONS

4.1     Employer Contributions.

        (a)     (i)     Employee Contributions. For each Plan Year, subject to
                        the requirements of Sections 4.5 and 5.3, a Participant may authorize the Employer, in writing and in accordance with procedures established by the Plan Administrator, to contribute with respect to each payroll period
                        Employee Contributions to the Trust Fund on his behalf in an amount equal to any whole percentage from 1% to 15% (as the Participant shall elect) of Compensation for such payroll period.

                        Compensation earned by an Eligible Employee during that period in a Plan Year prior to the date in such Plan Year on which he becomes a Participant shall be disregarded for purposes of making Employee Contributions, as well as for purposes of determining his entitlement to Employer Matching Contributions under
                        Section 4.1(b)(i). The preceding sentence notwithstanding during the initial Plan Year only, the annual Compensation earned by a Participant during all of the 1994 calendar year shall be used in determining his entitlement to Employer Matching Contributions under
                        Section 4.1(b)(i).

                (ii) Conditions on Authorization. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. Such withheld amounts are to be transmitted by the Employer to the Trustee as soon as practicable after the payroll period of withholding but in no event later than 90 days following the date on which such amounts would have been payable in cash to the Participant.

                (iii) Maximum Dollar Limitation. Notwithstanding Sections 4.1(a)(i) and (ii), however, no more than $9,240 (adjusted to reflect the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section

                        415(d) of the Code) may be contributed for any Plan Year. This maximum shall be reduced if the Participant participates in other plans of the Employer to which amounts are contributed on his behalf at his election in accordance with Section 401(k) of the Code. This maximum shall be such dollar amount below the statutory maximum as determined by the Plan Administrator to be necessary or desirable in order to ensure compliance with the limitations in Sections 4.5 and 5.3.

        (b)     (i)     Employer Matching Contributions. For each Plan Year, the
                        Employer shall make Employer Matching Contributions which shall be equal to such percentage of the Employee
                        Contributions made to the Plan by a Participant employed by the Employer for such Plan Year as determined annually by the Board of Directors. The Employer
                        Matching Contribution shall be allocated to the Accounts of Participants (i) who have completed at least 1,000
                        Hours of Service during the Plan Year and (ii) who are employed by the Employer in the last day of the Plan
                        Year, or had their employment terminated during the Plan
                        Year due to their Disability, retirement or death.

                        Notwithstanding the foregoing, at the discretion of the Board of Directors of the Employer, the Employer may elect not to make an Employer Matching Contribution or may change the rate of its Employer Matching Contribution applicable to such Employee Contributions made by its Participants, so as to increase or decrease such rate for a Plan Year.

                (ii) Employer Discretionary Contributions. In addition to Employer Matching Contributions, the Employer may in its discretion make Employer Discretionary Contributions. The Employer Discretionary Contribution shall be allocated to the Accounts of Participants (i) who complete 1,000 Hours of Service during the Plan Year and
                        (ii) who are employed by the Employer on the last day of the Plan Year, or had their employment terminated during the Plan Year due to their Disability, retirement or death. The Employer Discretionary Contribution shall be proportionately allocated to the

                        Participant as of December 31 of such Plan Year, in the ratio of his Compensation received during the Plan Year to the total Compensation received during such Plan Year of all Participants of the Employer as of December 31.

                        Compensation earned by an Eligible Employee prior to the date he becomes a Participant shall be disregarded for purposes of allocating Participating Employer Discretionary Contributions.

        (c) Notwithstanding the provisions of this Section 4.1, in no event shall the Employer contribute or be required to contribute for any Plan Year any amount which is in excess of the amount which the Employer may lawfully deduct under the provisions of Section 404(a) of the Code.

4.2     Conditions of Employee Contributions.

        (a) Employee Contributions shall be entirely voluntary on the part of a Participant. The rate of contributions authorized by a Participant to be made on his behalf by the Employer shall remain in effect until such time as he shall change the rate or suspend such contributions by utilizing the Benefits Information Line or otherwise providing appropriate notice of such change to the Plan Administrator. Any such suspension shall become effective as soon as practicable after receipt by the Plan Administrator of notice of such suspension. Any change in the rate of contributions by a Participant can be made once each Calendar Quarter by giving advance notice prior to the first day of each Calendar Quarter on which such change is to be effective, subject to such rules as the Plan Administrator in its discretion may impose.

        (b) A Participant who suspends contributions shall be eligible to resume contributions on the first day of the Calendar Quarter following the effective date of such suspension. A Participant who changes the rate of contribution to be made on his behalf by the Employer may not affect another change until the next Calendar Quarter.

        (c) A Participant may make Employee Contributions after his Normal Retirement Date if the Participant continues as an Eligible Employee with the Employer.

        (d)     (i)     Notwithstanding the above, if a Participant defers more
                        of his Compensation under this Plan and all plans maintained by the Employer than is permitted by the Code as described in Section 4.1(a), then any excess deferrals plus Income on such amounts, as determined under Section 4.7, will be returned to the Participant no later than April 15 of the calendar year following the Plan Year in which the excess deferrals were made.

                (ii) If an excess deferral occurs because of Employee contributions under Section 4.2(d)(i) combined with pre-tax contributions under one or more plans not maintained by the Employer, then any excess deferrals plus Income on such amounts, as determined under Section 4.7, will be returned to the Participant no later than April 15 of the calendar year following the Plan Year in which the excess deferrals occurred, provided that the Participant notifies the Plan Administrator of the excess deferrals by March 1 following the same calendar year.

        4.3 Remittance of Contributions. As promptly as practicable after the payroll period of withholding, but in no event later than 90 days following the date on which the amounts would have been payable in cash to the Participant, the Employer shall remit to the Trustee the aggregate amount of Employee Contributions withheld from Participants' paychecks. Notwithstanding the preceding sentence, the Employee Contributions must be allocated in accordance with the provisions in Section 4.5. Employer Matching and Discretionary Contributions shall be paid to the Trustee, not later than the date prescribed by law for filing the Employer's federal income tax return, including extensions thereof for such Plan Year.

        4.4 Conditions on Employer Contributions. To the extent permitted or required by ERISA and the Code, Employer Matching and Discretionary Contributions under this Plan are subject to the following conditions:

        (a) If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made;

        (b) Contributions to the Plan specifically are conditioned on their deductibility under the Code; to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one year after the disallowance of the deduction; and

        (c) The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.3.

        Earnings of the Plan on any mistaken or disallowed contributions shall not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

4.5     Limitations on Employee Contributions.

        (a) Actual Deferral Percentage Test. The Plan Administrator shall determine the Actual Deferral Percentage by comparing the Employee Contributions made on behalf of the Highly Compensated Employee group of Eligible Employees with those made on behalf of the group of Eligible Employees who are not Highly Compensated Employees. In no event shall the Actual Deferral Percentage for the Highly Compensated Employee group of Eligible Employees for any Plan Year exceed the greater of (i) or (ii) as follows:

                (i) The Actual Deferral Percentage for the group of Eligible Employees who are not Highly Compensated Employees, multiplied by one and one-quarter (1.25), or

                (ii) The Actual Deferral Percentage for the group of Eligible Employees who are not Highly Compensated Employees multiplied by two (2), provided however, that the Actual Deferral Percentage for the Highly Compensated Employee group of Eligible Employees may not exceed the Actual Deferral Percentage for the group of Eligible Employees who are not Highly Compensated Employees by more than two (2) percentage points.

                The "Actual Deferral Percentage" means the average of the ratio (calculated separately for each Eligible Employee) of the amount of Employee Contributions to the Plan actually made by the Employer on behalf of each Eligible Employee for such Plan Year to the Eligible Employee's Compensation for such Plan Year. Notwithstanding the above, if any "qualified matching contributions" are used in the determination of the Actual Deferral Percentage test, then they may not also be used in the calculation of the Actual Contribution Percentage under Section 4.6.

        (b) Rules for Calculating the Actual Deferral Percentage. For purposes of this Section 4.5, the following rules apply:

                (i) For purposes of this Section 4.5, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have pre-tax contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such pre-tax contributions were made under a single plan.

                        If this Plan is aggregated with any other plan or plans for purposes of satisfying Code Sections 401(a)(4) or 410(b), then pre-tax contributions made under all such plans shall be treated as having been made under a single plan for purposes of this Section 4.5. However, such plan can be aggregated with this Plan only if it has the same Plan Year.

                (ii) The Actual Deferral Percentage of any Highly Compensated Eligible Employee shall include the contributions and elective deferrals of the family members of such Highly Compensated Eligible Employee, in accordance with regulations promulgated by the Secretary of the Treasury or his delegate.

                (iii) If, at the end of a Plan Year, the Plan Administrator determines that Employee Contributions in excess of the above limitation have been contributed on behalf of the Highly Compensated Employee group of Eligible Employees, the Plan Administrator shall reduce such Excess Aggregate Deferrals made on behalf of the Highly Compensated Eligible Employees beginning with the highest Actual Deferral Percentage of such Highly Compensated Eligible Employees until the applicable limitation described in paragraphs (a) and (b) above is met. Such Excess Aggregate Deferrals for such Plan Year (including any Income attributable to such deferrals) shall be distributed to Highly Compensated Eligible Employees on the basis of the respective portions of such Excess Aggregate Deferrals attributable to each such Highly Compensated Eligible Employee by the end of the Plan Year following the Plan Year for which such Excess Aggregate Deferrals were made. Income on such Excess Aggregate Deferrals shall be determined and distributed in accordance with Section 401(k) of the Code. Any distribution of Excess Aggregate Deferrals under this Section shall be reduced by the amount of excess deferrals previously distributed with respect to the Plan Year. Income on such Excess Aggregate Deferrals shall be determined in accordance with Section 4.7.

        (c) Timing of Employee Contributions. For purposes of the Actual Deferral Percentage test above, pre-tax contributions allocated to an Eligible Employee's account may be taken into account for a Plan Year if:

                (i) the contributions are made as soon as practicable following the payroll period of withholding, but in no event later than the end of the 12-month period immediately following the Plan Year to which such contributions relate, and

                (ii) the contributions relate to Compensation that either would have been received by the Eligible Employee in the Plan Year but for the deferral election or is attributable to service performed by the Eligible Employee in such Plan Year and, but for the deferral election, would have been received by the Eligible Employee within two and one-half months after the close of the Plan Year.

        (d) "Excess Aggregate Deferrals" means with respect to each Plan Year, the aggregate amount of Employee Contributions authorized by Highly Compensated Employees for such Plan Year which exceed the maximum amount of Employee Contributions permitted to be made by Highly Compensated Eligible Employees under this Section.

4.6     Limitations on Employer Matching Contributions.

        (a) Actual Contribution Percentage Test. The Plan Administrator shall determine the Actual Contribution Percentage Test by comparing the Employer Matching Contributions made for the Highly Compensated Employee group of Eligible Employees with those made for the group of Eligible Employees who are not Highly Compensated Employees. In no event shall the Employer Matching Percentage for the Highly Compensated Employee group of Eligible Employees for any Plan Year exceed the greater of (a) or (b) as follows:

                (a) The Employer Matching Percentage for the group of Eligible Employees who are not Highly Compensated Employees multiplied by one and one-quarter (1.25); or

                (b) The Employer Matching Percentage for the group, of Eligible Employees who are not Highly Compensated Employees multiplied by two (2), provided however, that the Employer Matching Percentage for the Highly Compensated Employee group of Eligible Employees may not exceed the Employer Matching Percentage for the group of Eligible Employees who are not Highly Compensated Employees by more than two (2) percentage points.

                The "Actual Contribution Percentage" means the average of the ratios (calculated separately for each Eligible Employee) of the Employer Matching Contributions made under the Plan on behalf of the Eligible Employee for such Plan Year to the Eligible Employee's Compensation for such Plan Year.

        (b) Rules for Calculating the Actual Contribution Percentage. For purposes of this Section 4.6, the following rules apply:

                (i) The Actual Contribution Percentage for any Highly Compensated Employee who is eligible to have employer matching contributions or employee post-tax contributions allocated to his account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such matching contributions and post-tax contributions were made under a single plan.

                        If this Plan is aggregated with any other plan or plans for purposes of satisfying sections 401(a)(4) or 410(b) of the Code, then employer matching contributions and employee post-tax contributions made under all such plans shall be treated as having been made under a single plan for purposes of this Section 4.6. However, such plan can be aggregated with this Plan only if it has the same Plan Year.

              (ii) The Actual Contribution Percentage of any Highly Compensated Eligible Employee shall include the contributions of the family members of such Highly Compensated Eligible Employee, in accordance with regulations promulgated by the Secretary of the Treasury or his delegate.

              (iii) If the Plan Administrator determines that Employer Matching Contributions in excess of the above limitation have been contributed for the Highly Compensated Employee group of Eligible Employees, the Plan Administrator shall reduce such Excess Aggregate Contributions made for the Highly Compensated Eligible Employees beginning with the highest Employer Matching Percentage of such Highly Compensated Eligible Employees until the applicable limitation described paragraphs (a) and (b) above is met. Any Excess Aggregate Contributions together with the applicable portion of Income attributable to such Excess Aggregate Contributions shall then be distributed to the applicable Highly Compensated Employees by the end of the Plan Year following the Plan Year for which such excess contributions were made. Income on such Excess Aggregate Contributions shall be determined and distributed in accordance with
                     Section 4.7. Notwithstanding the preceding sentence, if the amount distributed herein and under such corresponding paragraph of Section 4.5 is less than $100 for a Plan Year, then such amount will be counted as income to the Participant for that Plan Year.

       (c) Timing of Contributions. For purposes of the above Actual Contribution Percentage test, an Employer Matching Contribution is taken into account in the Plan Year in which it is allocated to the Eligible Employee's Account under the terms of the Plan, provided that it is:

              (i) actually paid to the Trust as soon as practicable following the payroll period of withholding, but in no event later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

              (ii) made on account of the Eligible Employee's Employee Contribution for that Plan Year.

       (d) "Excess Aggregate Contributions" means with respect to any Plan Year, the aggregate amount of the Employer Matching Contributions that are treated as "elective contributions" under this Section taken into account for Highly Compensated Employees for such Plan Year which exceed the maximum amount of the Participating Employer Matching Contributions permitted for Highly Compensated Employees under this Section.

4.7 Income Attributable to Excess Aggregate Contributions and Excess Aggregate Deferrals.

       (a) The Income attributable to a Participant's excess deferrals pursuant to Section 4.2(d) shall be determined by multiplying the Income for the Plan Year allocated to a Participant's Employee Contributions by a fraction, the numerator of which is the excess deferrals as determined pursuant to Section 4.2(d) for the Plan Year, and the denominator of which is equal to the sum of:

              (i) the total account balance of the Participant attributable to the Participant's Employee Contributions as of the beginning of the Plan Year; plus

              (ii)   the Participant's Employee Contributions for the Plan Year.

       (b) The Income attributable to a Participant's Excess Aggregate Deferrals pursuant to Section 4.5 shall be determined by multiplying the Income for the Plan Year allocable to a Participant's Elective Contributions by a fraction, the numerator of which is the Excess Aggregate Deferral as determined pursuant to Section 4.5 for the Plan Year, and the denominator of which is equal to the sum of:

              (i) the total account balance of the Participant attributable to the Participant's Employee Contributions as of the beginning of the Plan Year; plus

              (ii)   the Participant's Employee Contributions for the Plan Year.

       (c) The Income attributable to a Participant's Excess Aggregate Contributions pursuant to Section 4.6 shall be determined by multiplying the Income for the Plan Year allocable to a Participant's Employer Matching Contributions by a fraction, the numerator of which is the Excess Aggregate Contributions as determined pursuant to Section 4.6 for the Plan Year, and the denominator of which is equal to the sum of:

              (i) the total account balance of the Participant attributable to the Participant's Employer Matching Contributions as of the beginning of the Plan Year; plus

              (ii) the Participant's Employer Matching Contributions for the Plan Year.

4.8 Combination Test for Employee Contributions and Employer Matching Contributions. The Aggregate Contribution Percentage for Highly Compensated Eligible Employees with respect to the total of all contributions taken into account in determining the Actual Deferral Percentage of Section 4.5 and the Actual Contribution Percentage of
       Section 4.6 cannot exceed the greater of (i) or (ii):

       (i)    The sum of:

              (a) the greater of the Actual Deferral Percentage or the Actual Contribution Percentage for non-highly compensated employees multiplied by 1.25, plus

              (b) the lesser of the Actual Deferral Percentage or Actual Contribution Percentage for non-highly compensated employees plus two percent (but not more than the lesser of such percentages multiplied by 2).
              or

       (ii)   the sum of:

              (a) the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage for non-highly compensated employees multiplied by 1.25, plus

              (b) the greater of the Actual Deferral Percentage or the Actual Contribution Percentage for non-highly compensated employees plus two percent (but not more than the lesser of such percentages multiplied by 2).

       The Actual Deferral Percentage and the Actual Contribution Percentage determined under Sections 4.5 and 4.6 for any Highly Compensated Eligible Employee who is eligible to participate in more than one arrangement qualified under Code Sections 401(k) or 401(m) must be tested together. In addition, if any Highly Compensated Eligible Employee has deferrals to more than one plan of the Employer, those elective deferrals are combined and the total is used in determining the Actual Deferral Percentage.

4.9    Rollovers.

       (a) A Participant may transfer to the Trust any distribution in the form of cash which constitutes an eligible rollover distribution within the meaning of Code Section 402(c)(4) from an Eligible Retirement Plan. The eligible rollover distribution may be made directly to the Trustee or transferred from a "conduit" Individual Retirement Arrangement ("IRA") described in Code Section 408(d)(3) established by the Participant upon his receipt of a distribution from an Eligible Retirement Plan provided the transfer from the conduit IRA is made no later than 60 days after the Participant received the eligible rollover distribution.

       (b) All amounts rolled over to the Plan will be held in the Participant's Rollover Contribution Account for such Participant which shall be fully vested at all times.

                                    ARTICLE 5
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.1 Individual Accounts. The Plan Administrator shall create and maintain or cause to be created and maintained adequate records to disclose the interest in the Trust Fund of each Participant. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is for record keeping purposes only, and a segregation of the assets of the Trust Fund with respect to each Account shall neither be required nor permitted. Distributions and withdrawals made from an Account and transfers to and from an Account shall be charged to the Account as of the Valuation Date on which the amount of distribution, withdrawal or transfer is determined. Each individual having an Account under the Plan shall receive a statement of the Account from the Trustee or recordkeeper as appropriate, at least annually.

5.2 Account Adjustments. Participant Accounts shall be adjusted in accordance with the following:

       (a) Income. The interest of a Participant in each Investment Fund shall be valued at fair market value and adjusted as of each Valuation Date to preserve such Participant's proportionate interest in such Fund or Funds. As of each Valuation Date, each such Fund or Funds shall be adjusted to reflect the effect of income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions during the period between such Valuation Date and the last preceding Valuation Date with respect to such Fund or Funds.

       (b) Employee Contributions. A Participant's Employee Contributions to the Plan shall be deemed to be allocated to a Participant's Employee Contribution Account as of the Valuation Date next following the date on which such contributions are delivered to the Trustee.

       (c) Employer Matching Contributions. As soon as practicable after the end of the Plan Year, there shall be allocated to the Participant's Employer Matching Contribution Account the amount of the Employer's Matching Contribution percentage in accordance with Section 4.1(b)(i). All Employer contributions allocated under this Section 5.2(c) to the Participant's Employer Matching Contribution Account shall be deemed to have been made no later than the last day of the Plan Year in which the Employee Contributions were made, even if actually determined later.

       (d) Employer Discretionary Contributions. The Employer Discretionary Contributions made pursuant to Section 4.1(b)(ii) shall be allocated to the Employer Discretionary Contribution Accounts of Participants. Such contributions shall be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter and shall be credited to a Participant's Account as of the last day of the Plan Year.

5.3    Maximum Additions.

       (a) For purposes of this Section, "Annual Additions" means the following amounts, if any, allocated to the Account of a Participant under this Plan, or allocated to his accounts under any other defined contribution plan maintained by the Employer:

              (i) Employer contributions (including salary reduction contributions under Code Section 401(k));

              (ii)   Voluntary after-tax contributions by such Participant;

              (iii)  Forfeitures; and

              (iv)   Amounts described in Code Sections 415(1)(1) and
                     419A(d)(2).

              For purposes of this Section, the term "Employer" shall also include an Affiliate, except that the definition of "Affiliate" in
              Section 2.2 shall be modified in accordance with Code Section 415(h).

       (b) Notwithstanding anything contained herein to the contrary, the total Annual Additions made to a Participant's Account for any Limitation Year shall not exceed the lesser of:

              (i) the greater of $30,000 or one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year or

              (ii) twenty-five percent (25%) of the Participant's Compensation from the Employer for such Limitation Year.

              For purposes of this Section, Compensation means, with respect to a Participant, wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation paid to the Participant by the Employer (during the course of the Employer's trade or business) during a Plan Year for services rendered by him as an Employee for which the Employer is required to furnish him a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) which limit the remuneration included in wages based upon the nature or location of the employment or the services performed, including any reimbursements or expense allowances, and to the extent taxable, fringe benefits (cash and noncash), moving expenses, and welfare benefits.

       (c) If a Participant's Annual Additions for a Limitation Year exceed the limit stated in subsection (b), any Participant's Employee Contributions made pursuant to Section 4.1, which are in excess of the percentage of such Contributions that are subject to the Employer Matching Contribution designated for such Limitation Year, shall be reduced to the extent required to eliminate the excess.

       (d) If after complying with the provisions of subsection (c) the Participant's Annual Additions still exceed the limit in subsection (b), any Employer Discretionary Contribution allocated to the Account of such Participant for such Limitation Year and, to the extent necessary, any Participant's Employee Contributions made pursuant to Section 4.1 not described in subsection (c), and any corresponding Employer Matching Contributions made pursuant to
              Section 4.2, shall be reduced to the extent required to eliminate such excess. For purposes of the preceding sentence, such Participant's Employer Matching Contributions shall be reduced only to the extent, if any, that the reduction of his Employee Contributions causes the level of such contributions to fall below 6% of his Compensation (as defined in Section 2.8(a)).

       (e) If the Participant is also a Participant in any defined benefit plan or plans maintained by the Employer, the sum of the defined benefit fraction and the defined contribution fraction as defined in subsections (f), (g), and (h) below shall not exceed 1.0. If there is an excess, appropriate adjustments shall be made to the Annual Additions of such Participant under this Plan in accordance with subsections (c) and (d) to the extent necessary so that the sum of such fractions shall not exceed 1.0.

       (f) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Plan Year under
              Section 415(b)(1)(A) of the Code or 140 percent of the Participant's Highest Average Compensation. Highest Average Compensation shall mean the average compensation (as defined in Section 1.415-2(d) of Treasury Regulations) for the three consecutive Years of Service with the Employer that produces the highest average.

       (g) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

              (i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

              (ii) the Participant's Compensation for the current Plan Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

       (h) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts, for the current and all prior Plan Years, under all the defined contribution plans (whether or not terminated) maintained by the Employer, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all other defined contribution plans, whether or not terminated, maintained by the Employer), and the denominator of which is the sum of Maximum Aggregate Amount for the current and all prior Plan Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Plan Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation (as defined in Section 1.415-2(d) of Treasury Regulations) for such year.

5.4 No Rights Created by Allocation. Any allocation made and credited to the Account of a Participant under this Article shall not cause such Participant to have any right, title or interest in or to any assets of the Trust Fund except at the time or times, and under the terms and conditions, expressly provided in this Plan.

                                    ARTICLE 6
                                     VESTING

6.1    Vesting.

       (a) A Participant shall at all times have a fully vested nonforfeitable interest in his Employee Contribution Account and Rollover Account, if any.

       (b) A Participant shall become vested in his Employer Discretionary Contribution Account and his Employer Matching Contribution Account according to the following schedule:

                  Years of Service                   Percentage Vested
                  ----------------                   -----------------
                         1                                  20%
                         2                                  40%
                         3                                  60%
                         4                                  80%
                         5                                 100%

6.2 Additional Vesting. Notwithstanding Section 6.1(b), a Participant shall become 100% vested in his Account without regard to his Years of Service if his employment is terminated at or after his Normal Retirement Date, or on account of his Disability or death.

6.3 Forfeitures. Upon a Participant's termination from service, if he is not fully vested in his Account, the non-vested portion shall be disposed of as follows:

       (a) If the Participant receives a distribution of the entire vested portion of his Account, the nonvested portion of his Account shall thereupon become a forfeiture and shall be applied to reduce the Employer Contributions of the Employer for the Plan Year in which the forfeiture occurs (or for the first Plan Year thereafter for which there are such Employer Contributions, if there are no such contributions for the year in which such forfeiture occurs). If such Participant is re-employed by the Employer before incurring 5 consecutive One-Year Breaks in Service, the amount forfeited shall be reinstated, without adjustment for subsequent gains or losses, but only if he repays the full amount distributed to him by the Plan before the earlier of (i) 5 years after the first date on which he is subsequently re-employed by the Employer or (ii) the close of the period of 5 consecutive One-Year Breaks in Service commencing after the distribution. If such Participant has a zero vested interest in his Account, he shall be deemed to have received a distribution of the vested portion of his Account upon termination of his employment and if he should become re-employed by the Employer before incurring 5 One-Year Breaks in Service, the amount forfeited shall be reinstated without adjustment for subsequent gains or losses. Amounts which are already forfeitures shall be used for purposes of restoring the forfeited portion of a Participant's Account, or if such forfeitures are insufficient the Employer shall make a special contribution to the Plan for this purpose.

       (b) If the Participant does not receive a distribution of any part of the vested portion of his Account prior to the time he incurs the fifth of 5 consecutive One-Year Breaks in Service, the nonvested portion thereof shall become a forfeiture on the last day of the Plan Year on which such Participant incurs the fifth of 5 consecutive One-Year Breaks in Service and shall be applied to reduce the Employer Contributions for the Plan Year in which the forfeiture occurs (or for the first Plan Year thereafter for which there are such Employer Contributions, if there are no such contributions for the year in which such forfeiture occurs).

       (c) If the Participant does receive a distribution of part, but not all, of the vested portion of his Account prior to the time he incurs the fifth of 5 consecutive One-Year Breaks in Service, the nonvested portion thereof shall become a forfeiture on the last day of the Plan Year on which such Participant incurs the fifth of 5 consecutive One-Year Breaks in Service and shall be applied to reduce the Employer Contributions of the Employer for the Plan Year in which the forfeiture occurs (or for the first Plan Year thereafter for which there are such Employer Contributions, if there are no such contributions for the year in which such forfeiture occurs). At any relevant time, such Participant's vested interest in his Account (other than the amount represented by his Employee Contribution Account and his Rollover Account, if
              any) shall be determined in accordance with the following formula:

                               X = P(AB + D)- D,

              where "X" is the vested interest at the relevant time, "P" is the vested percentage at the relevant time, "AB" is the Account balance (other than the amount represented by his Employee Contribution Account and his Rollover Account, if any) and "D" is the amount of the distribution.

6.4 One-Year Breaks in Service for Vesting Purposes. If a Participant incurs one or more consecutive One-Year Breaks in Service, then:

       (a) Years of Service before such One-Year Breaks in Service shall not be taken into account until the Participant completes one Year of Service after his return;

       (b) Years of Service prior to the One-Year Breaks in Service shall not be taken into account if the Participant has no vested right under the Plan and the number of consecutive One-Year Breaks in Service is greater than one and equals or exceeds the greater of (1) the aggregate number of his Years of Service (excluding Years of Service not required to be taken into account by reason of any prior One-Year Breaks in Service), or (2) five; and

       (c) If a Participant incurs five or more consecutive One-Year Breaks in Service, Years of Service after such One-Year Breaks in Service shall not be taken into account in determining the nonforfeitable percentage of such Participant's benefit derived from Employer contributions which accrued before such One-Year Breaks in Service.

                                    ARTICLE 7
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1 Determination of Benefits Upon Retirement. Any Participant may terminate his employment with the Employer and retire for the purposes hereof on his Early or Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event his participation in the Plan shall continue until his retirement. As soon as practicable after the Valuation Date coincident with or next following a Participant's Retirement Date, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Section 7.5.

7.2    Determination of Benefits Upon Death.

       (a) Upon the death of a Participant before his retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully vested without regard to his Years of Service. As soon as practicable after the Valuation Date coincident with or next following such death, the Plan Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.6 and 7.7, to distribute the value of the deceased Participant's Account as of such Valuation Date to the Participant's Beneficiary.

       (b) The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant as the Plan Administrator may deem desirable. The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

       (c)    The Beneficiary of the death benefit payable pursuant to this
              Section 7.2 shall be the Participant's Spouse; provided, however, the Participant may designate a Beneficiary other than his Spouse in the manner provided in Section 7.6.

7.3 Determination of Benefits Upon Disability. A Participant who is determined by the Plan Administrator to be Disabled while actively employed shall become fully vested without regard to his Years of Service. As soon as practicable after the Valuation Date coincident with or next following such determination, the Plan Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6 to distribute all amounts credited to such Participant's Account.

7.4 Determination of Benefits Upon Termination. The vested portion of the Account of a terminated Participant shall be distributed as soon as practicable following the date such Participant's employment with the Employer terminated, if the Participant's Account is less than $3,500.

       Notwithstanding the above, if a Participant's vested portion of his Account equals or exceeds $3,500, his Account shall not be distributed prior to his Normal Retirement Date without obtaining the Participant's consent to such distribution. If the value of a Participant's Account, determined at the time of a distribution to him, exceeds $3,500, then such value at any subsequent time shall be deemed to exceed $3,500.

7.5 Mode of Payment of Benefits. Any amount to which a Participant shall become entitled under this Article 7 shall be distributed in a lump sum in cash. The value of a Participant's Account shall be determined as of the Valuation Date coincident with or next following the Participant's date of termination, death or retirement or, if later, the date distribution is requested or consented to by such Participant or Beneficiary subject to the provisions of Section 7.8.

7.6 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as Beneficiary or Beneficiaries to whom Plan benefits are to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be made on a form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator by that Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary. If any Participant fails to designate a Beneficiary in the manner provided above, or if the designated Beneficiary dies or ceases to exist before such Participant's death or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid in the following order of priority: first, to the Participant's Surviving Spouse, if any; second, to the Participant's surviving children, if any, in equal shares; third, to the estate of the last to die of such Participant and such designated Beneficiary or Beneficiaries.

       Notwithstanding the foregoing, the Surviving Spouse of a Participant shall be deemed to be the Participant's designated Beneficiary, and shall be entitled to receive any distribution in a lump sum on account of the Participant's death, unless the Participant designated a Beneficiary other than the Surviving Spouse, such Surviving Spouse consented in writing to the designation of such alternate Beneficiary, and the Spouse's consent acknowledged the effect of such designation and was witnessed by a notary public. The requirements of this paragraph may be waived if it is established to the satisfaction of the Plan Administrator that the consent could not be obtained because there is no Spouse, because the Spouse can not be located, or because of such other circumstances as may be prescribed by regulation.

7.7 Information Required from Beneficiary. If at, after or during the time when a benefit is payable to any Beneficiary, the Plan Administrator, upon request of the Trustee or at its own instance, delivers by registered or certified mail to the Beneficiary at the Beneficiary's last known address a written demand for the Beneficiary's then address, or for satisfactory evidence of the Beneficiary's continued life, or both, and, if the Beneficiary fails to furnish the information to the Plan Administrator within one year from the mailing of the demand, then the Plan Administrator shall distribute to the party next entitled thereto under Section 7.6 above as if the Beneficiary were then deceased.

7.8    Required Distributions. Notwithstanding any other provision of the Plan,

       (a) In no event shall distribution of a Participant's Account be made later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

              (i)    the date on which the Participant attains age 65;

              (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

              (iii)  the Participant's termination of service with the Employer.

       (b) Notwithstanding subsection (a), the entire interest of each Participant in the Plan (1) shall be or begin to be distributed to such Participant not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the preceding sentence, in the case of any individual who has attained age 70 1/2 before January 1, 1988 [other than a "5-percent owner" (as defined in Section 416(i) of the Code) at any time during (i) the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 and (ii) any subsequent Plan Year], such individual's interest shall be distributed to him not later than the April 1 of the calendar year following the later of (1) the calendar year in which such individual attains age 70 1/2 or (2) (except for an individual who is such a "5-percent owner with respect to the calendar year in which he attains age 70 1/2) the calendar year in which such individual retires.

       (c) Notwithstanding any other provision of this Plan, distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including Proposed Regulation Section 1.401(a)(9)-2, and the provisions of the Plan reflecting Section 401(a)(9) and such regulations shall override any distribution options in the Plan inconsistent with Section 401(a)(9) and such regulations.

7.9    Withholding of Income Tax.

       (a) Notification of Withholding of Federal Income Tax. All Participants and Beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan's obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the times set forth in subsection (b) and contain the information set forth in subsection (c) of this Section.

       (b) Time of Notice. The notice described in subsection (a) shall be provided not earlier than six months before such payment is to be made and not later than the time the Participant or Beneficiary files written claim for a Plan benefit with the Plan Administrator.

       (c) Content of the Notice. The notice required by subsection (a) shall, at a minimum:

              (i) with respect to any distribution which is an eligible rollover distribution within the meaning of Code Section 3405(c)(3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20% thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Trustee to transfer such distribution as a direct rollover to an Eligible Retirement Plan in accordance with such procedures as the Trustee may prescribe (a "transfer direction"),

              (ii) with respect to any distribution which is not an eligible rollover distribution within the meaning of Code Section 3405(c)(3):

                     (1) advise the payee of his right to elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

                     (2) advise the payee of his right to revoke such an election at any time;

                     (3) advise the payee that any election remains effective until revoked;

                     (4) advise the payee that penalties may be incurred under the estimated tax payment rules if the payee's payments of estimated tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

                     (5) advise the payee that the election not to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

       (d) Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Trustee of the transfer direction, election or revocation. Thereafter, the Trustee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, withhold federal income tax in accordance or consistent with the instructions filed by the payee.

       (e)    Failure to Make Election.

              (i) In the case of an eligible rollover distribution, if the payee fails to provide the Trustee with a transfer direction, the Trustee shall withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasury or his delegate).

              (ii) In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Trustee with a withholding certificate, the Trustee shall withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a non-periodic distribution, 10% of the amount of the distribution shall be withheld.

       (f) Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Trustee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.

7.10   Direct Rollover

       (a)    With respect to any distribution of $200 or more described in
              Article 7 which constitutes an eligible rollover distribution within the meaning of Code Section 402(c)(4), the distributee thereof shall, in accordance with procedures established by the Trustee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an Eligible Retirement Plan (a "direct rollover").

       (b) Notwithstanding the foregoing, if the distributee elects to have his eligible rollover distribution paid in part to him or her and part as a direct rollover:

              (i)    the direct rollover must be in an amount of $500 or more;
                     and

              (ii) a direct rollover to two or more eligible retirement plans shall not be permitted.

       (c) The Trustee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee received the distribution.

                                    ARTICLE 8
                                   WITHDRAWALS

8.1    Permissible Withdrawals.

       (a) Withdrawal from a Participant's Account may be made upon the Participant's attainment of age 59 1/2

       (b)    Upon demonstration of Financial Hardship, as defined in Section
              8.2 below, a Participant may withdraw his Rollover Account, if any, and his Employee Contributions (not including the earnings thereon) prior to his attainment of age 59 1/2 provided that the Participant has borrowed the maximum amount permitted under the Plan pursuant to Article 9.

8.2 Rules Governing Hardship Withdrawals. For purposes of this provision, a Financial Hardship withdrawal must be limited to the following circumstances:

       (a) The Participant must have an immediate and heavy financial need for one of the following reasons:

              (i) the purchase, construction, or reconstruction of the Participant's primary residence, excluding mortgage payments;

              (ii) payment of the next 12 months post-secondary tuition and related expenses for the Participant or his dependents;

              (iii) payments necessary to prevent eviction from or mortgage foreclosure on the Participant's primary residence; and

              (iv) the Participant's or his dependent's medical expenses as defined in Code Section 213(d) for which the Participant does not have insurance.

       (b)    (i)    The withdrawal must not be in excess of the amount of the
                     immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal.

              (ii) The Participant must obtain all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer or any Affiliate of the Employer.

              (iii) The Participant's elective contributions under this Plan and ail other plans maintained by the Employer shall be limited for the next taxable year to the applicable limit under Section 402(g) of the Code for that year minus the Participant's elective contributions for the year of the Financial Hardship withdrawal.

              (iv) The Participant's elective contributions to this Plan, or any other tax-qualified or nonqualified plan of deferred compensation maintained by the Employer shall be suspended for at least 12 months after his or her receipt of the Financial Hardship withdrawal. For this purpose, the phrase "tax-qualified or nonqualified plans of deferred compensation" includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, the phrase does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

       (c) A Participant shall be permitted to make a hardship withdrawal only once during a Plan Year.

8.3 Procedures Governing Withdrawals Generally. Any withdrawal request shall be initiated with the Plan Administrator by utilizing the Benefits Information Line. Withdrawals shall be approved and processed as soon as administratively feasible after the Plan Administrator's receipt of the Participant's request.

       Withdrawals from the Plan under this Article 8 shall be in cash and shall be made as soon as practicable as determined by the Plan Administrator. A withdrawal shall be based on the Account balance as of the Valuation Date coincident with or next following receipt of the Participant's withdrawal request.

                                    ARTICLE 9
                                      LOANS

9.1 General Rule. A Participant shall be eligible to apply for a loan from the vested portion of his Account. Loans shall be made available to all Participants on a reasonably equivalent basis and shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount made available to other persons.

9.2 Amount of Loan. Upon a Participant's application and the acceptance by the Plan Administrator, a Participant may borrow an amount as of any Valuation Date not in excess of the lesser of (i) 50% of the vested portion of his Account, or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balance of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made) determined as of the Valuation Date nearest the date on which the loan is approved. The minimum loan permissible will be $1,000; only one (1) loan per Plan Year will be granted; and no more than one (1) loan may be outstanding at any one time. In addition to such other rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

       (a) An application for a loan by a Participant shall be initiated with the Plan Administrator by utilizing the Benefits Information Line.

       (b) The period of repayment for any loan shall be arrived at by mutual agreement between the Plan Administrator and, the borrower, but such period in no event shall exceed five (5) years, or fifteen
              (15) years if the loan is used to acquire the principal residence of a Participant. Repayment of principal and interest shall be made on a payroll deduction basis in at least level quarterly installments.

       (c) Each loan shall be secured by no more than 50% of the borrower's nonforfeitable right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

       (d) Each loan, except a loan which is used to acquire the principal residence of a Participant, shall bear interest at a rate equal to the "prime rate" plus one as reported in The Wall Street Journal as of the time the loan is approved. Loans which are used to acquire the principal residence of a Participant shall bear interest at the prevailing rate charged by lenders for similar loans.

9.3 Separate Loan Account. If a Participant has a loan in accordance with this Article 9, a separate loan account shall be established as part of his Account under the Plan. That portion of the Participant's Account that has been loaned to him shall be considered a separate investment of the Trust Fund and shall not share in the investment gains or losses of the Trust Fund. Interest and principal repayments made by the Participant under the terms of the loan shall be credited to the Participant's Account. All repayments and interest shall be invested in accordance with the investment elections of the Participant in force at the time of the repayment.

9.4 Default on Loan. In the event of a default on the loan repayment for a period of 60 days, all payments on the loan shall be due and payable immediately. In such event, the Trustee may authorize, in the case of a Participant, the payment thereof from the Participant's present or future interest in the Plan, or, in the case of a terminated Participant, foreclosure of the security for the loan. In the case of a Participant who terminates employment, he may either (i) pay off the entire outstanding loan(s) within a period of 60 days following the date of termination, or (ii) default on the loan(s) repayment, in which case, the outstanding balance of such loan(s) shall be considered part of the distribution payable on account of the termination.

9.5 Loan to Party-in-Interest. A terminated Participant who is determined to be a party-in-interest (as defined in ERISA) shall be permitted to take or continue a loan in accordance with this Article 9 as if the terminated Participant were an active Participant to the extent that such loan will not cause the Plan to become disqualified under Section 401 (a) and related Sections of the Code, and further provided that a terminated Participant shall be required to provide adequate security for such loan, and such security may be the taking of collateral of no more than 50% of the terminated Participant's interest in his Account under the Plan or such other collateral that the Plan Administrator considers necessary to adequately secure such loan.

                                   ARTICLE 10
                        TRUST FUND AND INVESTMENT CHOICES

10.1 Exclusive Benefit of Employees and Beneficiaries. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including Income, shall be retained for the exclusive benefit of Participants and shall be used to pay benefits, or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer in its sole discretion. The assets of the Trust Fund shall not revert to or inure to the benefit of the Employer.

10.2   Investment Directions by Participants.

       (a) Each Participant shall direct that his Account be invested in one or more of the Investment Funds maintained by the Trustee, subject to such conditions that the Trustee or Plan Administrator may determine concerning minimum amounts or percentages for investment.

              Genuardi Super Markets, Inc., as Plan Administrator, hereby approves the investment of the assets of the Trust Fund in any one or more of the following types of investment funds:

              (i)    Aggressive Growth Fund;

              (ii)   Balanced Fund;

              (iii)  Growth and Income Fund;

              (iv)   Index Fund; and

              (v)    Investment Contract Fund.

       (b) Investment directions given by a Participant shall be made by using the Benefits Information Line and shall continue in effect until changed by such Participant. Investment directions may be changed with regard to future and past contributions once each Calendar Quarter to be effective as soon as administratively possible and notice of the change shall be given in advance of such change, subject to such rules as the Plan Administrator in its discretion may impose. In the event a Participant does not make an election as to the investment of the contributions made on his behalf, then such contributions shall be invested in the Investment Fund elected for such purpose by the Plan Administrator.

       (c) The Plan Administrator may, in its discretion, expand, modify or otherwise alter the funds available for investment vehicles under the Plan.

                                   ARTICLE 11
                                 ADMINISTRATION

11.1 Duties and Responsibilities of Fiduciaries. A fiduciary shall have only those specific powers, duties, responsibilities and obligations as specifically are given him under this Plan or the Trust.

       It is intended that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

11.2   Trust Administration.

       (a) The Employer shall enter into a Trust Agreement with a Trustee for the purpose of holding the Trust Fund. The Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested (in its discretion or as directed by an investment adviser or advisers designated by the Plan Administrator) subject to Article 10 and distributed by the Trustee, and that no part of the corpus or income of the Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Eligible Employees or their Beneficiaries except as permitted under Section 15.1. The Employer shall have the authority to remove such Trustee or any successor Trustee in writing to this effect. Any Trustee or any successor Trustee may resign and in this event the Trustee or successor Trustee shall notify the Employer in writing to this effect. Upon removal or resignation of a Trustee, the Employer shall appoint a successor Trustee.

              The Employer shall have authority to direct that there shall be more than one Trustee under the Trust Agreement and to determine the portion of the assets under the Trust Agreement to be held by each such Trustee. If such a direction is given, the Employer shall designate the additional Trustee or Trustees and each Trustee shall hold and invest and keep records with respect to the portion of such assets held by it.

              The Employer shall also have the authority to direct that any portion of the assets be invested as directed by a qualified investment advisor designated by the Employer.

       (b) The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan.

       (c) The Employer may select a firm of independent public accountants to examine and report on the financial position and the results of operations of the Fund created under the Plan, at such times as it deems proper and/or necessary.

       (d) The Trustee may, without written directions, pay from the Fund all reasonable and customary expenses incurred by the Trustee in the administration thereof, including, but without being limited to, all brokerage fees, taxes of any nature which may be imposed upon the Fund or upon any asset included therein or be required to pay with respect to the interest of any person therein, all handling expenses, and the reasonable fees and expenses of legal counsel, accountants and other agents employed by the Trustee. All disbursements shall be made out of the Fund only to the extent that it is sufficient thereof. The Employer may, in its sole discretion, reimburse the Fund for expenses charged against it by the Trustee.

       (e) Any Trust Agreement(s) entered into pursuant to this Article 11 shall form a part of this Plan.

11.3   Administration of the Plan.

       (a) The Plan Administrator may delegate to any person or entity any of its powers or duties under the Plan. To the extent that the Plan Administrator delegates to any person or entity any of its powers or duties under the Plan, that delegate shall become responsible for administrative duties so delegated and references to the Employer or the Plan Administrator shall apply instead to the delegate.

       (b) The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, the Employer, the legal counsel of the Employer, or the Trustee.

              Except as herein otherwise expressly provided, the Plan Administrator shall have the full and final discretion as to all issues concerning Plan interpretation, eligibility for benefits under the Plan, disputed questions of fact, and the administration of the Plan, and such determinations shall be conclusive and binding upon the Employer, Participants and all other persons having any interest under the Plan, and shall be entitled to the maximum deference permitted by law.

       (c) Instructions of the Plan Administrator to the Trustee shall be in writing. All decisions and determinations of the Plan Administrator shall be recorded, and all such records, together with such other documents as are required for the administration of the Plan, shall be preserved. The Plan Administrator shall serve without compensation from the Fund. The delegates of the Plan Administrator shall be entitled to reimbursement for reasonable and proper expenses incurred in the performance of their duties to be paid by the Plan Administrator, or, if authorized by the Plan Administrator, to be paid from the Fund.

       (d) The Plan Administrator shall maintain records which show the fiscal transactions of the Plan, and shall keep in convenient form such data as may be necessary for valuations of the assets and liabilities of the Plan. The Plan Administrator shall make or cause to be made valuation of the Trust as of each Valuation Date.

11.4   Claims Procedure.

       (a) Filing of Claim. Any Participant or Beneficiary under the Plan ("Claimant") may file written claim for a Plan benefit with the Plan Administrator.

       (b) Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, the Claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review. This written notification shall be given to a Claimant within 90 days after receipt of the claim by the Plan Administrator unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of a extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate.

       (c) Right of Review. The Claimant whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within 60 days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. The Plan Administrator shall not be obligated to consider an appeal that is not timely filed.

              The Plan Administrator shall, within 30 days of receipt of the Claimant's notice of appeal, establish a hearing date on which the Claimant may make an oral presentation to the Plan Administrator in support of his appeal. The Claimant shall be given not less than 10 days notice of the date set for the hearing.

       (d)    Decision on Review.

              (i) The Plan Administrator shall consider the merits of the Claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. If the Claimant elects not to make an oral presentation, such election shall not be deemed adverse to the Claimant's interest, and the Plan Administrator shall proceed as set forth below as though an oral presentation of the contents of the Claimant's written presentation had been made.

              (ii) A decision shall be rendered by the Plan Administrator within 60 days after the hearing or the receipt of the Claimant's written presentation, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60-day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the hearing or the receipt of such written presentation.

              (iii) Any decision by the Plan Administrator shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

11.5 Records and Reports. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to (a) records of Participants' eligibility computation periods in which 1,000 Hours of Service were credited (where necessary) and Account balances; (b) notifications to Participants; and (c) annual reports and registration with the Internal Revenue Service.

11.6 Other Powers and Duties of the Plan Administrator. The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not limited by, the following:

       (a) In its complete discretion, but subject at all times to the provisions of the Plan, to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits thereunder;

       (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

       (c)    To prepare and distribute information explaining the Plan;

       (d) To receive from the Employer and Participants such information as shall be necessary for the proper administration of the Plan;

       (e) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

       (f) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;

       (g) To appoint or employ advisors including legal and actuarial counsel to render advice with regard to any responsibility of the Plan Administrator under the Plan or to assist in the administration of the Plan;

       (h) To review and approve loan applications submitted by Participants in accordance with Section 9.1;

       (i) To determine whether or not a Participant's request for a hardship withdrawal or loan meets the requirements of Section 8.2; and

       (j) To determine the qualified status of a domestic relations order, and any disputes concerning such determination shall be subject to the claims procedure under Section 11.4.

       The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

11.7 Authorization of Benefit Payments. The Plan Administrator shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

11.8 Application and Forms for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Plan Administrator may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

11.9 Facility of Payment. Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment or installment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to receive his benefits, the Plan Administrator may direct the Trustee to make payments to such person, or to the legal representative, or relative or friend of such person, as selected by the Plan Administrator, for that person's benefit, or it may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Such payments shall, to the extent thereof, discharge all liability of the Employer, the Plan Administrator, the Trustee and the Trust Fund.

11.10 Indemnification. The Employer shall indemnify and hold harmless each fiduciary of the Plan (other than an institutional fiduciary) from and against (a) any and all past, present or future losses, claims, damages, expenses or liabilities, including without limitation court costs, judgments, fines, penalties, excise taxes, and reasonable fees and disbursements of attorneys and other advisors (collectively, the "Losses") incurred by such a fiduciary, or to which such a fiduciary may be subject (by way of judgment or settlement) in connection with any claims, demands, actions, proceedings or suits of any kind or nature whatsoever, whether civil, criminal or administrative or investigative, under any statute or common law or otherwise, insofar as such Losses arise out of, or are based or related directly or indirectly upon, any act or failure to act by him as a fiduciary of the Plan, except to the extent any Losses are found, in a final judgment by a court of competent jurisdiction, from which no appeal can be taken, to have resulted in whole or in part from his gross negligence or wilful misconduct; and (b) any and all reasonable costs and expenses incurred by such a fiduciary in the enforcement of this Section 11.10, including without limitation reasonable attorneys' fees and disbursements.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

       Neither the establishment of the Plan, nor any modification thereof, nor the creation of the Fund, Trust or Accounts, nor the payment of any benefits shall be construed as giving any Participant or Employee of the Employer or any person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Plan Administrator, unless such right shall be specifically provided for in the Trust or the Plan or conferred by affirmative action of the Plan Administrator or is in accordance with the terms and provisions of the Plan.

12.2 Rights to Trust Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

12.3 Nonalienation of Benefits. Except as provided under Article 9, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan, except as may be required under a qualified domestic relations order as defined in Section 414(p) of the Code (which is submitted to the Plan Administrator and determined to be a qualified domestic relations order at least 30 days prior to the date of any payment to be affected thereby); any attempt to anticipate, alienate, sell, transfer, assign, pledge, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

12.4 Discontinuance of Employer Contributions. In the event of the complete discontinuance of contributions described in Article 4, the Accounts of all Participants shall, as of the date of such discontinuance, become fully vested and nonforfeitable.

12.5 Merger or Consolidation of Corporations. If any persons become Employees of the Employer as the result of merger or consolidation of corporations or as the result of the acquisition of all or part of the assets or business of another corporation, the Employer shall determine to what extent, if any, previous service with such corporation shall be recognized as service for purposes of eligibility in the Plan, provided that any such determination shall be in compliance with ERISA and the Code, and subject to the continued qualification of the Trust for the Plan as tax exempt under the Code.

12.6 Inability to Locate Payee. Each person entitled to receive benefits under the Plan shall be responsible for informing the Plan Administrator of his mailing address for purposes of receiving such benefits. If the Plan Administrator is unable to locate any person entitled to receive benefits under the Plan with a reasonable effort for a period of no more than twelve months, such benefits shall be forfeited. Notwithstanding the preceding sentence, such benefits shall thereafter be restored and distributed when a legitimate claim proven to be satisfactory to the Plan Administrator is submitted to the Plan Administrator.

12.7 Governing Law. This Plan and any amendments thereto shall be construed according to ERISA and the Code and, where not preempted by ERISA, the laws of the Commonwealth of Pennsylvania.

12.8 Construction. Where the context admits, feminine or neuter pronouns shall be substituted for those in the masculine form. References to the singular where appearing in the Plan, shall be deemed to include the plural, unless the context clearly indicates to the contrary. Titles of Articles and Sections are inserted for convenience and shall not affect the meaning or construction of the Plan.

                                   ARTICLE 13
                        AMENDMENTS AND ACTION BY EMPLOYER

13.1 Amendments Generally. The Employer reserves the right to make from time to time any amendment or amendments to this Plan or related Trust Agreement, through action of the Board of Directors, which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries; provided, however, that the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution except as may be permitted by the Code or ERISA.

13.2 Amendments to Vesting Schedule. Any amendment to the Plan under which Participants' future vesting rights are changed to the contrary notwithstanding, there shall be deemed to be included in such amendment the following terms:

       (a) The vested percentage of a Participant in the Participant's Account derived from Employer contributions made for Plan Years ending with or within the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced; and

       (b) Each Participant having not less than 3 Years of Service at the later of the date such amendment is adopted or the date such amendment becomes effective shall be permitted to elect to have future vested percentages computed under the Plan without regard to such amendment. Such election must be made on a form prescribed by the Plan Administrator for such purposes and within 60 days from the later of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of such amendment by the Plan Administrator or by the Employer. Any Participant who makes such an election may revoke it by filing written notice of such revocation with the Plan Administrator.

                                   ARTICLE 14
             SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

14.1 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provisions may be made by which the Plan, the Trust Fund and the Trust Agreement will be continued by the successor; in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

14.2 Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless, if under either this Plan or the other plan then terminated, each Participant would receive a benefit immediately after the merger, consolidation or transfer which would be equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors of the Employer authorizes such merger, consolidation or transfer of assets.

                                   ARTICLE 15
                               PLAN TERMINATION.

15.1 Right to Terminate. While it is the Employer's intention to continue the Plan indefinitely in operation, the right is expressly reserved to terminate the Plan in whole or in part in the event of unforeseen conditions. Any such termination shall be effected only upon conditions that such action is taken under the Trust Agreement as shall render it impossible for any part of the corpus of the Fund or the income therefore to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries except for the payment of reasonable Plan administrative expenses.

15.2 Liquidation of the Trust Fund. If the Plan is to be terminated or partially terminated at any time the Employer shall give written notice to the Trustee that the Plan is to be terminated or partially terminated and the date of the termination or partial termination. The Trustee shall thereupon revalue the assets of the Fund and the individual Accounts of the Participants as of the date of termination or partial termination, and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Participants at the date of such termination. All affected individual Accounts shall be fully vested upon termination, and shall not thereafter be subject to forfeiture in whole or in part. The Plan Administrator in its sole discretion, shall instruct the Trustee either (1) to pay over to each Participant, in accordance with Article 7, the net value of his Account or (2) to continue to manage and administer the assets of the Trust for the benefit of the Participants to whom distributions will be made in later periods in the manner provided in Article 7.

15.3 Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, as the Plan Administrator may determine. All non-cash distributions shall be valued at fair market value as of date of distribution.

                                   ARTICLE 16
                        DETERMINATION OF TOP-HEAVY STATUS

16.1 General. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan, as defined below, the provisions of this Article shall apply. The provisions of this Article shall have effect only to the extent required under Section 416 of the Code and the regulations thereunder.

16.2   Top-Heavy Plan.

       (a) This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if, as of the Determination Date for such Plan Year, the sum of the cumulative accrued benefits and cumulative accounts of Key Employees for the Plan Year exceeds 60% of the aggregate of all the cumulative accrued benefits and cumulative accounts. Notwithstanding the preceding sentence, if any individual (i) is not a Key Employee but was a Key Employee in a prior Plan Year, or (ii) has not been credited with at least one Hour of Service with the Employer at any time during the Plan Year containing the Determination Date and the four preceding Plan Years, any cumulative accrued benefits or cumulative accounts of, or distribution to, such individual shall not be taken into account.

       (b) If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan, and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

       (c) If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

       (d) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan may become a part, is Top-Heavy, the cumulative accrued benefit of an Employee other than a Key Employee shall be determined under the method, if any that uniformly applies for accrual purposes under all plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rules of
              Section 411(b)(1)(C) of the Code.

16.3 Super Top-Heavy Plan. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under Section 16.2, but substituting 90% for 60%.

16.4 Cumulative Accrued Benefits and Cumulative Accounts. The determination of the cumulative accrued benefits and cumulative accounts under the Plan shall be made in accordance with Section 416 of the Code and the regulations thereunder.

16.5   Definitions.

       (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group.

       (b) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year of any plan, the last day of such Plan Year, or such other date as permitted by the Secretary of the Treasury or his delegate.

       (c) "Employer" means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part.

       (d) "Key Employee" means those individuals described in Section 416(i)(1) of the Code and the regulations thereunder.

       (e) "Non-Key Employee" means those individuals who are not Key Employees and includes former Key Employees.

       (f) "Permissive Aggregation Group" means a Required Aggregation Group plus any other plans selected by the Employer, provided that all such plans when considered together satisfy the requirements of Code Sections 401(a)(4) and 410.

       (g) "Required Aggregation Group" means a plan maintained by the Employer in which a Key Employee is a participant or which enables any plan in which a Key Employee is a member to meet the requirements of Code Sections 401(a)(4) and Section 410.

16.6 Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year. The amount of the minimum contribution shall be the lesser of the following percentages of Compensation (as defined in Section 415 of the Code and regulations thereunder):

       (a)    three percent, or

       (b) the highest percentage at which Employee Contributions, and Employer Contributions are made under the Plan for the Plan Year on behalf of any Key Employee.

              (i) For purposes of paragraph (b), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

              (ii) This paragraph (b) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Sections 401(a)(4) and 410 of the Code.

       Employee Contributions shall not be used to satisfy any minimum Employer contribution required pursuant to this Section.

       This Section shall not apply to the extent a Participant who is a Non-Key Employee is covered by any other qualified plan(s) of the Employer and the Employer has provided that the minimum contribution requirements applicable to this Plan will be satisfied by such other plan(s).

16.7 Defined Benefit and Defined Contribution Plan Fractions. For any Plan Year in which the Plan is Super Top Heavy, or for any Plan Year in which the Plan is Top-Heavy and the additional minimum contributions or benefits required under Section 416(h) of the Code are not provided, the dollar limitations in the denominator of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction as defined in Sections 5.3(f) and 5.3(h) shall be multiplied by 100 percent rather than 125 percent. If the application of the provisions of this Section 16.7 would cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction to exceed 1.0 for any Limitation Year, then the application of this Section 16.7 shall be suspended as to such Participant until such time as the sum of such fractions no longer exceeds 1.0. During the period of such suspension, there shall be no benefit accruals for such Participant under any defined benefit plan of the Employer. If following the cessation of benefit accruals, the Participant still exceeds 1.0, then no Employer Contributions or forfeitures will be allocated to such Participant under this Plan or under other defined contribution plan of the Employer.

       IN WITNESS WHEREOF, the undersigned Genuardi Super Markets, Inc., based upon action by the Board of Directors, has executed this Plan this 18 day of August 1994.

ATTEST                                       GENUARDI SUPER MARKETS, INC.


/s/ [ILLEGIBLE]                        By:  /s/ [ILLEGIBLE]
--------------------------------           -------------------------------------


                                        Its:  Vice President of Finance
                                            ------------------------------------

                                 AMENDMENT NO. I
                                     TO THE
                          GENUARDI SUPER MARKETS, INC.
                             RETIREMENT SAVINGS PLAN

       The Genuardi Super Markets, Inc. Retirement Savings Plan (the "Plan") is hereby amended in the following particulars, effective January 1, 1995:

Subsection 7.8(b) is amended to read as follows:

       (b) Notwithstanding subsection (a), the entire interest of each Participant in the Plan (1) shall be or begin to be distributed to such Participant not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the preceding sentence, in the case of any individual who has attained age 70 1/2 before January 1, 1988 [other than a "5-percent owner" (as defined in Section 416(i) of the Code) at any time during (i) the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 and (ii) any subsequent Plan Year], such individual's interest shall be distributed to him not later than the April 1 of the calendar year following the later of (1) the calendar year in which such individual attains age 70 1/2 or (2) (except for an individual who is such a "5-percent owner with respect to the calendar year in which he attains age 70 1/2) the calendar year in which such individual retires. If the Participant has separated from employment, the foregoing distribution shall be made in a single lump sum. If the Participant remains an active Employee, the amount of the distribution shall be at least equal to the minimum distribution required in accordance with Code Section 401(a)(9) and the regulations thereunder (the "minimum distribution"). If the Participant remains employed and continues to participate in the Plan following his minimum distribution relating to the Plan Year in which he attained age 70 1/2, there shall be distributed, prior to the end of each subsequent Plan Year during which the Participant remains employed, a further distribution which is at least equal to that year's required minimum distribution. The Plan Administrator shall be empowered to implement procedures, which shall be applied uniformly to Participants similarly situated, with respect to the options available to Participants for the calculation of the minimum distribution.

       IN WITNESS WHEREOF, Genuardi Super Markets, Inc. has caused this Amendment No. 1 to be executed this 17th day of November, 1995.


ATTEST:                                    GENUARDI SUPER MARKETS, INC.


/s/ JOSEPH A. GENUARDI, JR.             By:  /s/ CHARLES A. GENUARDI
--------------------------------           -------------------------------------


                                        Its:  President
                                            ------------------------------------

                             AMENDMENT NO. 2 TO THE
                         GENUARDI'S SUPER MARKETS, INC.
                             RETIREMENT SAVINGS PLAN

Pursuant to the authority vested in the Board of Directors by Section 13.1 of the Genuardi's Super Markets, Inc. Retirement Savings Plan (the "Plan"), the Plan is hereby amended in the following particulars:

1. Section 2.19 is hereby amended with the addition of the following sentence thereto:

       The term Employer shall also include any Affiliate which adopts this Plan with the consent of the Board. For purposes of this definition, Genuardi's Family Markets, L.P. shall be deemed to be an Affiliate which adopted this Plan with the consent of the Board.

2.     Section 2.46 is hereby amended with the addition of the following:

       Service with Zagara's of New Jersey, Inc. shall be counted as Years of Service under this Plan.

3. Effective January 1, 1998, section 3.1 is hereby amended with the addition of a new subsection (c) as follows:

       (c) Each Employee who was employed by Zagara's of New Jersey, Inc. as of December 31, 1997 shall become a Participant in the Plan on the Entry Date coincident with or next following the date on which the Employee meets the requirements set forth in Section 3.1 (b) above. For purposes of this requirement, the definition of Hours of Service shall include service with Zagara's of New Jersey, Inc.

4. Effective January 1, 1997, Section 4.1(b)(i) is hereby amended with the addition of the following paragraph:

       Notwithstanding the foregoing, for the 1997 Plan Year only, the Employer shall make an Employer Matching Contribution equal to 100% of the first 2% of the Employee Contribution made to the Plan by a Participant, during the remaining portion of the Plan Year after the Entry Date in which the Participant first become eligible to participate in the Plan, following the completion of the requirements of Section 3.1.

5. Effective January 1, 1998, Section 7.4 is hereby amended by replacing "$3,500" with "$5,000" wherever it appears therein.

6. Effective January 1, 1998, section 7.8(b) is hereby amended in its entirety as follows:

       Notwithstanding subsection (a), the entire interest of each Participant in the Plan who is a "5% owner" (as defined in section 416(i)(A)(iii) of the Code) shall be or begin to be distributed to such Participant not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, any Participant who was not a 5% owner and who had begun to receive minimum distributions pursuant to the requirements of Code section 401(a)(9), and the regulations thereunder, shall have the right to elect whether to continue minimum distributions or suspend distributions until their termination from service with the Employer.

       Any other Participant who has attained age 70 1/2 and who is not a 5% owner shall not be required to begin to receive distributions until April 1 of the calendar year following the calendar year in which he retires or otherwise terminates employment.

       IN WITNESS WHEREOF, Genuardi's Super Markets, Inc., in accordance with the action by the Board of Directors, has caused this Amendment No. 2 to be executed this 14th day of November, 1997.

ATTEST:                                    GENUARDI'S SUPER MARKETS, INC.


/s/ JOSEPH A. GENUARDI, JR.             By:  /s/ CHARLES A. GENUARDI
--------------------------------           -------------------------------------


                                        Its:  President
                                            ------------------------------------

                             AMENDMENT NO. 3 TO THE
                         GENUARDI'S FAMILY MARKETS, INC.
                             RETIREMENT SAVINGS PLAN

Pursuant to the authority vested in the Board of Directors by Section 13.1 of the Genuardi's Family Markets, Inc. Retirement Savings Plan (the "Plan"), the Plan is hereby amended in the following particulars:

       WHEREAS, Section 13.1 permits the Employer to amend the Plan at any time; and

       WHEREAS, the Employer wishes to amend the Plan in certain particulars, to reflect the way the Plan has been administered and to provide for enhanced benefits for Participants;

       NOW, THEREFORE, BE IT RESOLVED that, effective January 1, 1998, the Plan is amended as follows:

1. Section 4.1(b)(i) is hereby amended by deleting the last paragraph and replacing it with the following:

       Notwithstanding the foregoing, for the 1997 Plan Year only, the Employer shall make an Employer Matching Contribution equal to 100% of the first 2% of the Employee Contribution made to the Plan by a Participant, based upon the annual Compensation of the Participant, without regard to the Entry Date on which the Participant first became eligible to participate in the Plan following the completion of the requirements of Section 3.1.

IN WITNESS WHEREOF, Genuardi's Family Markets, Inc., in accordance with the action by the Board of Directors, has caused this Amendment No. 3 to be executed this _______ day of ________________________, 1998.

ATTEST:                                    GENUARDI'S FAMILY MARKETS, INC.


                                        By:
--------------------------------           -------------------------------------
Secretary

                                        Its:
                                            ------------------------------------

                             AMENDMENT NO. 4 TO THE
                         GENUARDI'S SUPER MARKETS, INC.
                             RETIREMENT SAVINGS PLAN

Pursuant to the authority vested in the Board of Directors by Article 13,
Section 13.1 of the Genuardi's Super Markets, Inc. Retirement Savings Plan (the "Plan"), the Plan is hereby amended in the following particulars:

       WHEREAS, Section 13.1 permits the Employer to amend the Plan at any time; and

       WHEREAS, the Employer wishes to amend the Plan in certain particulars, to reflect the way the Plan has been administered and to provide for enhanced benefits for Participants;

       NOW, THEREFORE, BE IT RESOLVED that, effective April 1, 1999 the Plan is amended as follows:

1. Wherever the name "Genuardi's Super Markets, Inc." appears in the Plan, the name is changed to "Genuardi's Family Markets, Inc."

2.     Section 3.1(b) is hereby amended in its entirety, as follows:

       Each other Employee shall become a Participant on the Entry Date coinciding with or next following his attainment of age 21.

IN WITNESS WHEREOF, Genuardi's Family Markets, Inc., in accordance with the action by the Board of Directors, has caused this Amendment No. 4 to be executed this _______ day of _______ 1998.

ATTEST:                                    GENUARDI'S FAMILY MARKETS, INC.


                                        By:
--------------------------------           -------------------------------------
Secretary

                                        Its:
                                            ------------------------------------

                                AMENDMENT 2001-1
                                     TO THE
                         GENUARDI'S FAMILY MARKETS, INC.
                             RETIREMENT SAVINGS PLAN

                  WHEREAS, in accordance with the Purchase Agreement (the "Purchase Agreement") among Genuardi's Willco, Inc., Genuardi's Family Markets, Inc., Genuardi Towamencin Corporation, Genuardi Towamencin Corporation II (collectively, the "Sellers"), and Safeway Inc., dated as of December 2, 2000, Safeway Inc. agreed to acquire certain of the assets and assume certain of the liabilities of the Sellers (the date on which such acquisition and assumption was consummated by the Partnership (defined below) hereinafter referred to as the "Closing Date");

                  WHEREAS, Safeway Inc. assigned certain of its rights and obligations under the Purchase Agreement to GFM Acquisition, L.P. (the "Partnership"), and the Partnership acquired such assets and assume such liabilities of the Sellers;

                  WHEREAS, Section 5.2(e)(iii) of the Purchase Agreement provided that the Partnership would take such actions as were necessary to cause the Partnership to assume sponsorship of the Genuardi's Family Markets, Inc. Retirement Savings Plan (the "Plan") and all related trusts;

                  WHEREAS, Genuardi's Family Markets, Inc. transferred the sponsorship of the Plan to the Partnership, effective as of the Closing Date;

                  WHEREAS, Genuardi's Family Markets, Inc. amended the Plan to change references to "Genuardi's Family Markets, Inc." in the Plan to reference to "GFM Acquisition, L.P.," for purposes of determining the sponsorship or administration of the Plan, effective as of the Closing Date;

                  WHEREAS, the Partnership adopted and assumed the sponsorship of the Plan and the related trust, and agreed to be bound by the terms of the Plan and the trust agreement pursuant thereto, effective as of the Closing Date;

                  WHEREAS, the Partnership was renamed "Genuardi's Family Markets, L.P." after the Closing Date;

                  WHEREAS, the Partnership sponsors the Plan and now desires to amend the Plan to establish an investment fund that is intended to be invested primarily in the Common Stock, par value $0.01 per share, of Safeway Inc., a Delaware corporation;

                  WHEREAS, the Partnership also desires to amend the Plan in certain additional respects; and

                  WHEREAS, Section 13 of the Plan authorizes the Partnership to amend the Plan.

                   NOW, THEREFORE, BE IT RESOLVED, that this amendment to the Plan is hereby adopted, effective as of August 1, 2001, or as soon thereafter as administratively practical:

                   1. All references in the Plan to "GFM Acquisition, L.P." shall be changed to "Genuardi's Family Markets, L.P."

                   2. The definition of "Investment Fund(s)" in Section 2.32 of the Plan is hereby amended to read as follows:

                      2.32 Investment Fund(s) means the separate fund or funds in which all contributions to the Plan are invested in accordance with Article 10, as selected by the Plan Administrator from time to time.

                   3. The definition of "Plan Administrator" in Section 2.38 of the Plan is hereby amended to read as follows:

                      2.38 Plan Administrator means the Benefits Plan Committee of Safeway Inc.

                   4. The following definition of "Safeway Common Stock" shall be added to the Plan as Section 2.40(a):

                      2.40(a) Safeway Common Stock means shares of Common Stock, par value $0.01 per share, of Safeway, Inc., a Delaware corporation, its predecessors, or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a major of its assets may be sold.

                   5. The following sentence shall be added to the end of
Section 7.5:

                      Notwithstanding the foregoing, to the extent a distribution to a Participant under this Article 7 consists of amounts from the Safeway Stock Fund, such Participant may elect that distribution with respect to such portion of his or her Account be made in the form of whole shares of Safeway Common Stock and cash in lieu of fractional shares.

                   6. The second paragraph of Section 10.2(a) of the Plan is hereby amended to read as follows:

                      (a) The Plan Administrator shall determine the number and type of investment funds available under the Plan for the investment of the assets of the Trust Fund.

                   7. The following shall be added as Section 10.2(d) to the
Plan:

                      (d) The Plan may acquire and hold "qualifying employer securities" within the meaning of Section 407(d)(5) of the Code and the Regulations promulgated thereunder.

                   8. The following shall be added as Section 10.3 to the Plan:

                      10.3 Safeway Stock Fund

                           (a) The Plan Administrator hereby approves the
                      investment of the assets of the Trust Fund in Safeway Common Stock in the Safeway Stock Fund.

                           (b) The Safeway Stock Fund shall be comprised of
                      Safeway Common Stock and sufficient deposit or money market type assets to handle the Safeway Stock Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' investment directions.

                           (c) Each Participant shall be entitled to instruct
                      the Trustee as to the Voting or tendering of any full or partial shares of Safeway Common Stock held on his or her behalf in the Safeway Stock Fund. Prior to such voting or tendering of Safeway Common Stock, each Participant shall receive a copy of the proxy solicitation or other material relating to such note or tender decision and a blank form of the Participant to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participants. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Plan Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants.

                           (d) The Plan Administrator shall be responsible for
                      determining the applicability (and, if applicable, comply with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Plan Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities."

                   IN WITNESS WHEREOF, the Partnership has caused this Amendment 2001-1 to be executed by its duly authorized officer of its general partner on this 17th day of July, 2001.


                                       GENUARDI'S FAMILY MARKETS, L.P.

                                       By:    GFM HOLDINGS LLC
                                       Its:   General Partner

                                              By:   /s/ MEREDITH PARRY
                                                  -----------------------------
                                                  Its:  Vice President